Report of Independent Registered Public Accounting Firm

To the Board of Trustees & Shareholders of Transamerica
Funds:

In planning and performing our audits of the financial statements of ClearTrack 2015, ClearTrack 2020, ClearTrack
2025, ClearTrack 2030, ClearTrack 2035, ClearTrack 2040, ClearTrack 2045, ClearTrack 2050, ClearTrack 2055,
ClearTrack 2060, ClearTrack Retirement Income,
Transamerica Asset Allocation - Conservative Portfolio, Transamerica Asset Allocation - Growth Portfolio,
Transamerica Asset Allocation Intermediate Horizon,
Transamerica Asset Allocation Long Horizon, Transamerica
Asset Allocation - Moderate Growth Portfolio, Transamerica
Asset Allocation - Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II,
Transamerica Bond, Transamerica Capital Growth,
Transamerica Concentrated Growth, Transamerica Core Bond, Transamerica Developing Markets Equity, Transamerica
Dividend Focused, Transamerica Dynamic Allocation,
Transamerica Dynamic Income, Transamerica Emerging
Markets Debt, Transamerica Emerging Markets Equity,
Transamerica Event Driven, Transamerica Flexible Income, Transamerica Floating Rate, Transamerica Global Equity, Transamerica Global Real Estate Securities, Transamerica Government Money Market, Transamerica Growth,
Transamerica High Quality Bond, Transamerica High Yield
Bond, Transamerica High Yield Muni, Transamerica Inflation-Protected Securities, Transamerica Inflation Opportunities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Equity Opportunities,
Transamerica International Small Cap, Transamerica
International Small Cap Value, Transamerica Large Cap
Value, Transamerica Large Core, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica
Long/Short Strategy, Transamerica Mid Cap Growth,
Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica MLP & Energy Income,
Transamerica Multi-Cap Growth, Transamerica Multi-
Managed Balanced,  Transamerica Short-Term Bond,
Transamerica Small Cap Core, Transamerica Small Cap
Growth, Transamerica Small Cap Value, Transamerica
Small/Mid Cap Value, Transamerica Strategic High Income, Transamerica Total Return, Transamerica Unconstrained
Bond and Transamerica US Growth, and the consolidated financial statements of Transamerica Global Multifactor
Macro and Transamerica Managed Futures Strategy (seventy of the Funds comprising the Transamerica Funds, collectively, the "Funds") as of and for the year or periods ended October
31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
December 27, 2017